Exhibit 1

Directors and Executive Officers of First Guard

NAME AND POSITION WITH FIRST GUARD	PRESENT PRINCIPAL OCCUPATION	BUSINESS ADDRESS	CITIZENSHIP
Edmund B. Campbell, III, Executive Chairman	Executive Chairman of First Guard	240 Nokomis Ave. S. Venice, FL 34285	U.S.A.
Sardar Biglari, Director	See Item 2	See Item 2	See Item 2
Philip L. Cooley, Director	Vice Chairman of Biglari Holdings	19100 Ridgewood Pkwy, Suite 1200 San Antonio, Texas 78259	U.S.A.
Anddrew S. Toepfer, President, Chief Executive Officer, Treasurer and Director	President and Chief Executive Officer of First Guard	240 Nokomis Ave. S. Venice, FL 34285	U.S.A.
Edmund B. Campbell, Jr., Director	Retired; former Executive at First Guard	240 Nokomis Ave. S. Venice, FL 34285	U.S.A.
Courtney Wilson, Vice President and Secretary	Vice President and Secretary at First Guard	240 Nokomis Ave. S. Venice, FL 34285	U.S.A.
Daniel Ribar, Vice President	Vice President at First Guard	240 Nokomis Ave. S. Venice, FL 34285	U.S.A.

Directors and Executive Officers of Biglari Reinsurance

NAME AND POSITION WITH BIGLARI REINSURANCE	PRESENT PRINCIPAL OCCUPATION	BUSINESS ADDRESS	CITIZENSHIP
Sardar Biglari, Chairman of the Board and Chief Executive Officer	See Item 2	See Item 2	See Item 2
Robert T. Chapman, Executive Vice President, Chief Operating Officer and Chief Financial Officer	Executive Vice President, Chief Operating Officer and Chief Financial Officer of Biglari Reinsurance and Chief Operating Officer and Secretary of Biglari Insurance	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.
Appleby Global Corporate Services (Bermuda) Ltd., Secretary	Corporate services provider	Canon’s Court 22 Victoria Street Hamilton HM12 Bermuda	Bermuda

Directors and Executive Officers of Biglari Insurance

NAME AND POSITION WITH BIGLARI INSURANCE	PRESENT PRINCIPAL OCCUPATION	BUSINESS ADDRESS	CITIZENSHIP
Sardar Biglari, Director and Chairman of the Board	See Item 2	See Item 2	See Item 2
Robert T. Chapman, Chief Operating Officer and Secretary	Executive Vice President, Chief Operating Officer and Chief Financial Officer of Biglari Reinsurance and Chief Operating Officer and Secretary of Biglari Insurance	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.

Directors and Executive Officers of Biglari Holdings

NAME AND POSITION WITH BIGLARI HOLDINGS	PRESENT PRINCIPAL OCCUPATION	BUSINESS ADDRESS	CITIZENSHIP
Sardar Biglari, Chairman of the Board and Chief Executive Officer	See Item 2	See Item 2	See Item 2
Philip L. Cooley, Vice Chairman of the Board	Vice Chairman of the Board of Biglari Holdings	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.
Ruth J. Person, Director	Retired; former professor of Management, University of Michigan-Flint	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.
Kenneth R. Cooper, Director	Attorney	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.
John Garrett Cardwell, Director	Retired; former executive with Johnson Controls, Inc.	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.
Bruce Lewis, Controller	Controller of Biglari Holdings	19100 Ridgewood Parkway, Suite 1200 San Antonio, TX 78259	U.S.A.